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                         First Carolina Investors, Inc.

                                 CODE OF ETHICS

A.       Legal Requirements

         Rule 17j-1(b) under the Investment Company Act of 1940 (the "Company Act") makes it unlawful for any officer or director (as well as other persons) of First Carolina Investors, Inc. (the "Fund"), in connection with the purchase or sale by such person of a security "held or to be acquired" by the Fund:

          1. To employ any device, scheme, or artifice to defraud the Fund;

          2. To make to the Fund any untrue statement of material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Fund; or

          4. To engage in any manipulative practice with respect to the Fund.

         A security is "held or to be acquired" if it is a "covered security" (or an option for or exchangeable for a covered security)1 and within the most recent 15 days (i) the covered security is or has been held by the Fund, or (ii) the covered security is being or has been considered by the Fund or the investment adviser for the Fund for purchase by the Fund.

B.       Fund Policies and Procedural Requirements

         1. It is the policy of the Fund that no "access person"2 of the Fund shall engage in any act, practice, or course or conduct that would violate the provisions of Rule 17j-1(b) set forth above.

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1 A "covered security" is any security under the broad definition given in section 2(a)(36) of the Company Act except: (i) direct obligations of the United States; (ii) bankers' acceptances, bank CD's, commercial paper, high quality short-term debt instruments (including repurchase agreements), and (iii) shares of open-end investment companies.

2 An "access person" is (i) each director or officer of the Fund, (ii) each employee (if any) of the Fund who, in connection with his or her regular duties, makes, participates in, or obtains information about the purchase or sale of a security by and/or of the Fund of whose functions related to the making of any recommendations with respect to such purchases or sales, and (iii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of covered securities.

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         2. In keeping with the recommendations of the Board of Governors of the
         Investment Company Institute, the following general policies shall govern personal investment activities of access persons of the Fund:

                  a. It is the duty of all access persons of the Fund to place the interest of Fund shareholders first;

                  b. All access persons of the Fund shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or abuse of a position of trust and responsibility; and

                  c. No access person of the Fund shall take inappropriate advantage of his or her position with the Fund.

         3. In certain instances the Fund and one or more of the access persons may hold investments in securities of the same issuer. From time to time, Brent D. Baird, President, has advised the Board of Directors that certain of the individuals and entities affiliated with Brent D. Baird and/or Bruce C. Baird, Vice President, (the "Baird Entities"), have invested in securities of a specific issuer and that an investment by the Fund in the same issuer presents a favorable opportunity for long-term growth in value. The Board has authorized such investments by the Fund in accordance with Mr. Baird's recommendation and Brent D. Baird is encouraged to continue to submit for the Board's consideration prospective investments whether or not any of the Baird Entities have previously acquired investments in the same issuer.

         4. With respect to any investment made by the Company in a security described in the preceding paragraph, there will be no understanding between the Fund and any access person with respect to joint action or understanding as to the purchase, sale, voting of securities, or other shareholder action or proposals with respect to the securities. If any such joint action or understanding is proposed, the access person will submit such a proposal to the Board and the Board will seek advice from Fund counsel as to applicable requirements under the Company Act or any other applicable law pertaining to any proposed joint action.

         5. If the Fund is considering or has decided to buy or sell a security, access persons who know of that decision or of that process of consideration or who, in the ordinary course of fulfilling their duties as an officer and/or director of the Fund, should have known of that decision or that process of consideration, will not buy or sell the same security or a related security for their own accounts until the Fund has completed its purchase or sale or has decided not to purchase or sell the security. The foregoing restriction will also apply to securities transactions by access persons for the accounts of their respective spouses, children, and accounts over which they have direct or indirect investment control.

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         6. Notwithstanding the foregoing paragraph, the access person may buy or sell any security if advised by the Chairman of the Board that the Fund contemplates no purchase or sale of that security or a related security within 15 days of the proposed purchase or sale by the access person.

         7. Where a contemporaneous transaction might occur which would not be likely to affect the market price or which is not in an adverse relationship to the Fund's action, nothing stated herein would prevent access persons from buying or selling contemporaneously with the Fund. Examples of such a transaction which is neutral as to price or non-adverse as to the Fund are:

                  a. The Fund, as a holder of a security, receives a tender or exchange offer or merger proposal, which transaction is publicly disclosed and is available to all or substantially all holders of the same class of securities.

                  b. The Fund, as a holder of a security, receives from the issuer of that security rights to purchase or acquire securities or other property, which transaction is publicly disclosed and is available to all or substantially all holders of the same class of securities.

                  c. Other transaction of a similar type which, in the reasonable good faith judgment of the Board Chairman, involve no action by the access person which is economically or strategically adverse to the Fund, provided that a majority of the Board of Directors, including a majority of the independent directors, concurs in that judgment.

                  During each of the situations described above, an access person may acquire or dispose of securities of the same class as those acquired or disposed of by the Fund, respectively, or, in a paragraph b situation, may acquire or dispose of securities which may be acquired on exercise of rights attached or issued with respect to securities held by the Fund.

         8. Investment personnel of the Fund shall not directly or indirectly acquire beneficial ownership in any securities in an initial public offering or in a limited offering.3

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3 "Investment personnel of the Fund" means (i) any employee of the Fund (or of a company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund, and (ii) any natural person who controls the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities. "Initial public offering" and "limited offering" shall have the same meaning as set forth in Rule 17j-1(a)(6) and (8) respectively.

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C.       Reporting Requirements

         In order to provided the Fund with information to enable it to determine with reasonable assurance whether the Fund's policies are being observed by its access persons:

         1. Each person becoming an access person of the Fund, other than a director who is not an "interested person" of the Fund, as defined in section 2(a)(19) of the Company Act, shall no later than 10 days after becoming such an access person submit a report in the form attached hereto as Exhibit A (an "Initial Holding Report") to the Fund's compliance officer or legal counsel, ("Compliance Officer") showing all holdings in "covered securities" in which the person had any direct or indirect beneficial ownership.4

         2. Each access person of the Fund, other than a director who is not an "interested person" of the Fund, as defined in section 2(a)(19) of the Company Act, shall submit reports each quarter in the form attached hereto as Exhibit B (a "Securities Transaction Report") to the Fund's Compliance Officer showing all transactions in covered securities in which the person had, or by reason of such transaction acquired, any direct or indirect beneficial ownership. Such reports shall be filed no later than 10 days after the end of each calendar quarter, but need not show transactions over which such person had no indirect influence or control. Access persons may arrange to have account statements sent directly to the Fund's Compliance Officer in lieu of a Securities Transaction Report. The account statements must be submitted no later than 10 days after the end of each calendar quarter and must contain the information required in the Securities Transaction Report. The Fund's Compliance Officer shall indicate on each account statement the date on which is was received.

         3. Each director who is not an "interested person" of the Fund, as defined in section 2(a)(19) of the Company Act, shall submit the same quarterly report as required under paragraph 2, but only for a transaction in a covered security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling the duties as a director, should have known that during the 15-day period immediately preceding or following the date of the transaction such security is or was purchased or sold, or considered for the purchase or sale, by the Fund. Such report shall be submitted to Compliance Officer for the Fund. No such report is required if the director had no direct or indirect influence or control over the transaction.

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4 "Beneficial ownership" of a security as used in this section is determined in the same manner as it would be for the purposes of section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all covered securities. Generally, a person should consider himself or herself the beneficial owner of covered securities held by a spouse, minor children, a relative sharing the home, or any other persons if by reason of any contract, understanding, relationship, agreement, or other arrangement, the person obtains from such covered securities benefits substantially equivalent to those of ownership. Such person should also consider himself or herself the beneficial owner of securities if that person can vest or revest title in himself or herself now, in the future.
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         4. Each access person of the Fund, other than a director who is not an
         "interested person" of the Fund, as defined in section 2(a)(19) of the Company Act, shall by January 30 of each year submit to the Fund's Compliance Officer a report in the form attached hereto as Exhibit A (an "Annual Holding Report") showing all holdings in covered securities in which the person had any direct or indirect beneficial ownership as of the date no more than 30 days before the report is submitted. Such report need not show holdings over which such person had no direct or indirect influence or control.

D.       Notice to, and Review of, Holding Reports by Access Persons

         1. The Fund's Compliance Officer shall notify each access person of the Fund who may be required to make reports pursuant to this Code that such person is subject to this reporting requirements and shall deliver a copy of this Code to each such person.

         2. The Compliance Officer of the Fund shall review reports submitted under section C of this Code within 21 days of submission. With respect to Securities Transaction Report (or account statements), this review will include such review of the Fund's records as reasonably necessary to determine if securities shown as acquired in such a report were also either purchased or sold by the Fund 15 days before or after a reported transaction. In the case of an Annual Holding Report, such review shall include a comparison of securities reported as held in such Annual Holding Report with securities reported under Securities Transaction Reports (or account statements) filed during the preceding four quarters as is reasonably necessary to disclose significant errors or omissions in such reports.

         3. The Compliance Officer of the Fund will establish and maintain records of access persons of the Fund, including directors who are not "interested persons" of the Fund, as defined in section 2(a)(19) of the Company Act, who are required to make reports under section C of this Code and shall establish and maintain records of any delegate responsible for reviewing such reports.

E.       Reports to Directors

         1. The Fund's Compliance Officer for the Fund shall report to the Board of Directors:

                  a. at the next meeting following the receipt of any Securities Transaction Report or account statement with respect to each reported transaction in a security which was held or acquired by the Fund within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the Fund's Compliance Officer, the Fund was considering the purchase or sale of such security, unless the amount involved in the transaction was less than $50,000.

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                  b. with respect to any transaction or holding not required to be reported to the Board under the preceding subparagraph that the Fund's Compliance Officer believes nonetheless may evidence a violation of this Code; and

                  c. any apparent violation of the reporting requirements of Section C of this Code.

         2. The Board shall consider reports made to it hereunder and shall determine whether the policies established in Section B of this Code have been violated, and what sanctions, if any, should be imposed.

F.       Approval of Codes and Material Amendments Thereto

         The Board of Directors of the Fund, including a majority of the Independent Directors thereof, shall approve the Codes of Ethics of the Fund and, if any, of the investment adviser to the Fund, of the sub-adviser to the Fund and of the principal underwriter of the Fund. No investment adviser, sub-adviser, or principal underwriter of the Fund may be appointed unless and until the Code of Ethics of that entity has been approved by the Board of the Directors of the Fund, including a majority of the Independent Directors thereof.

         Following initial approval of the Code of Ethics of the investment adviser to the Fund, the sub-adviser to the Fund, or the principal underwriter of the Fund, any material change to such Code must be approved by the Board of Directors of the Fund, including a majority of the Independent Directors thereof, within six months of said amendment. No amendment of this Code may be made unless and until approved by the Board of Directors of the Fund, including a majority of the independent Directors thereof.

         In approving the Code of Ethics, the Board of Directors shall have secured a certificate from the entity that adopted the Code that it has adopted procedures reasonably necessary to prevent its access persons from violating the Code in question.

G.       Annual Report

         The Compliance Officer of the Fund and, if any, the principal underwriter thereof and any investment adviser or sub-adviser to the Fund shall, not less frequently than annually, furnish the Board of Directors of the Fund with a written report that:

         1. describes any issues arising under its Code of Ethics or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of such Code or procedures and sanctions imposed in response; and

         2. certifies that the Fund, principal underwriter, investment adviser, or sub-adviser, as applicable, has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.

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         This Code, a copy of each Securities Transaction Report (or account statement) and Holding Report submitted by access persons, any written report hereunder by the Fund's Compliance Officer, and lists of all persons required to make reports shall be preserved with the Fund's records for the period required by Rule 17j-1.

Adopted: October 17, 2002
                                                  The Board of Directors
                                                  First Carolina Investors, Inc.



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                                                                      Exhibit A

                         First Carolina Investors, Inc.

         ___      Initial Holding Report of ________________________, 200__.
                  (date reporting person became an access person)

         ___      Annual Holding Report, as of _______________________, 200__.
                  (date not more than 30 days prior to submission)


To the Compliance Officer of First Carolina Investors, Inc.:

         As of the date indicated above, I had direct or indirect beneficial ownership of the following covered securities:

----------------------------- ------------------- ------------------------------
Title                         Number of           Principal Amount of Security
                              Shares
----------------------------- ------------------- ------------------------------















----------------------------- ------------------- ------------------------------

         As of that same date, I held direct or indirect beneficial ownership of securities with the following broker/dealer(s) or bank(s):
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         This report (i) excludes securities with respect to which I had no direct or indirect influence or control, (ii) excludes securities not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date: __________________   Signature: _________________________________________


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                                                                      Exhibit B


                         First Carolina Investors, Inc.

                          Securities Transaction Report
          For the Calendar Quarter Ended: ______________________, 200__

To the Compliance Officer of First Carolina Investors, Inc.:

         During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Fund's Code of Ethics:

-------------------------- ------------- --------------- ------------- --------------- -------------------
Title of security (and     Date of       No. of shares   Nature of     Price at        Broker/dealer or
interest rate and maturity transaction   and principal   transaction   which           bank through whom
date, if applicable)                     dollar amount   (purchase,    transaction     transaction was
                                         of              sale, other)  was effected    effected
                                         transaction
                                         (price)
-------------------------- ------------- --------------- ------------- --------------- -------------------









-------------------------- ------------- --------------- ------------- --------------- -------------------

         During the quarter referred to above, I established the following account in which securities were held for my direct or indirect benefit during the quarter:

------------------------------------------------------------ -------------------
Broker/dealer or bank with whom account was established      Date established
------------------------------------------------------------ -------------------





------------------------------------------------------------ -------------------

         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Signature:___________________________________________  Date ___________________


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